Exhibit 23.3

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as an expert for the registrant Mariposa Resources Ltd.

Dated the 13th day of September, 2006

Yours truly,

"Steve Karolyi"

_____________________

Steve Karolyi